Exhibit 99.1


NEWS: For release July 27, 2004

                            Contact:   John D. Giolli
                                       Millennium Cell Inc.
                                       (732) 542-4000

                            Investors: Brod & Schaffer, LLC
                                       Betsy Brod/Jonathan Schaffer
                                       (212) 750-5800


                 MILLENNIUM CELL REPORTS SECOND QUARTER RESULTS
                    ~ Reduces Net Loss and Cash Consumption ~
    ~ Intensifies Focus on Battery Replacement Solutions for Target Markets ~

Eatontown, NJ--July 27, 2004 --Millennium Cell Inc. (NASDAQ: MCEL), a leading technology development company which offers a proprietary technology to safely store, generate and deliver pure hydrogen as an energy source, today reported results for the second quarter ended June 30, 2004.

The net loss for the second quarter of 2004 was $2.9 million, or $0.08 per share, compared to a net loss of $4.1 million, or $0.13 per share, in the same period last year. The reduction in net loss from 2003 is a direct result of ongoing cost containment activities and the favorable impact of programs with the U.S. Air Force and the U.S. Department of Energy.

Cash used in operating and investing activities during the second quarter of 2004 declined to $1.3 million from $2.7 million in last year's second quarter. In the first six months of 2004, cash used was $3.4 million, down from $5.8 million in the prior-year period.

"Our financial results for the period reflect our success in managing the cost side of the business as we work towards commercialization of our technology," said H. David Ramm, Millennium Cell Interim President and CEO. "We are intensifying our focus on attractive near-term markets while maintaining a presence in the longer-term transportation market. In the areas of consumer electronics, portable power, and standby power, we have identified specific battery replacement opportunities for our Hydrogen on Demand(TM) ("HOD") systems. In these markets, we believe the value proposition of our technology, when paired with a fuel cell, can exceed that of traditional batteries in terms of energy density, cost, and weight."

Mr. Ramm continued, "As part of our shifting focus, we are working to establish partnerships in key markets over the next several months that will result in the development of commercial prototypes for manufacture. In the consumer electronics market, our target is to select a partner and develop an integrated HOD/PEM fuel cell power device that demonstrates our technology as a reliable power source for personal computers. In the portable power market, we are making progress through our existing partnership with Protonex Technology Corporation to provide the U.S. Air Force with a lighter, longer-lasting power solution to replace traditional batteries. We currently plan to demonstrate the first prototype of this technology in early 2005."

A conference call to discuss our second quarter results that will be simultaneously Webcast is scheduled for July 28th, at 9:00 a.m., EDT. Interested parties may listen to the live teleconference by dialing 1-800-291-5365 (accessible from the U.S. and Canada) and entering passcode 43563961. A replay of the call will be available beginning July 28, 2004 at 11:00 a.m. EDT and available through August 4, 2004, by dialing 1-888-286-8010 and entering in passcode 40413330.

To listen to a live broadcast of the call over the Internet or to review the archived call, please visit: www.millenniumcell.com under the "Investor Relations" section.

About Millennium Cell

Millennium Cell Inc. is engaged in the development of a next generation energy source for use primarily in consumer electronics and portable power devices as well as in standby power systems and in selected transportation applications. The Company's innovative and proprietary Hydrogen on Demand(TM) systems safely generate high-quality hydrogen through the use of sodium borohydride. This chemical compound is non-combustible, high in energy density, easily distributed, and convenient for consumer use. Millennium Cell is developing technology in partnership with corporate and government entities. For more information, visit http://millenniumcell.com.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate," "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell's ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell's ability to protect its intellectual property; (vi) Millennium Cell's ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell's ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell's ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell's ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell's ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption "Investment Considerations" in Millennium Cell's Annual Report on Form 10-K for the year ended December 31, 2003. Millennium Cell believes that Net Loss - adjusted, which excludes non-cash equity charges, is a more meaningful financial measure to compare to prior periods as it is a better indicator of cash spending and is also how its management views the business internally.

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


Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions, except per share amounts)

                                                                             Three Months Ended             Six Months Ended
                                                                             ------------------             ----------------
Statement of Operations (1)                                                 Jun., 04     Jun., 03         Jun., 04      Jun., 03
---------------------------                                                 --------     --------         --------      --------
Revenue                                                                        $ 0.1        $ 0.2            $ 0.1         $ 0.3
Cost of revenue                                                                  0.1          0.2              0.1           0.2
Gross margin                                                                       -            -                -           0.1

Product development and marketing                                                0.8          1.3              1.8           2.5
General and administrative                                                       0.6          1.0              2.2           2.1
Non-cash charges                                                                 0.3          0.9              0.6           1.9
Depreciation and amortization                                                    0.1          0.2              0.3           0.3
Research and development                                                         0.1          0.3              0.1           0.6
                                                                       --------------------------    ---------------------------
                                                                       --------------------------    ---------------------------
Total operating expenses                                                       $ 1.9        $ 3.6            $ 5.0         $ 7.5
                                                                       --------------------------    ---------------------------
                                                                       --------------------------    ---------------------------

Loss from operations - as reported                                              (1.9)        (3.6)            (5.0)         (7.4)
Loss from operations - adjusted (2)                                             (1.6)        (2.7)            (4.4)         (5.5)
Interest expense                                                                 1.0          0.3              1.4           0.9
Equity in losses of affiliates                                                     -          0.2                -           0.5
Net loss - as reported                                                        $ (2.9)      $ (4.1)          $ (6.3)       $ (8.8)

Net loss per share                                                            $(0.08)      $(0.13)          $(0.17)       $(0.29)

Weighted-average number of shares outstanding                                   37.0         30.4             36.2          29.9


Reconciliation of Net Loss to Adjusted Net Loss:
Net loss - as reported                                                        $ (2.9)      $ (4.1)          $ (6.3)       $ (8.8)
Less: Non-cash charges                                                           0.3          0.9              0.6           1.9
                                                                       --------------------------    ---------------------------
                                                                       --------------------------    ---------------------------
Net loss - adjusted (2)                                                       $ (2.6)      $ (3.2)          $ (5.7)       $ (6.8)

Net loss per share - adjusted (2)                                             $(0.07)      $(0.11)          $(0.16)       $(0.23)



(1) Amounts may not foot due to rounding.

(2) Excludes non-cash charges.



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



Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions)



Condensed Balance Sheet (1)                                             Jun., 04     Dec., 03
Unrestricted cash (2)                                                      $ 8.2        $ 6.0
Restricted cash (3)                                                          3.0          3.0
Fixed assets, net                                                            0.9          1.0
Patents and licenses, net                                                    0.6          0.6
Other assets                                                                 0.6          0.4
                                                                   --------------------------
Total assets                                                              $ 13.3       $ 11.0
                                                                   --------------------------

Accounts payable and accrued expenses                                      $ 1.7        $ 0.7
Secured debentures, net of discount                                          2.4          2.4
Unsecured debentures, net of discount                                        2.7          0.7
Other liabilities                                                            0.4          0.3
Stockholders' equity                                                         6.1          6.9
                                                                   --------------------------
Total liabilities and stockholders' equity                                $ 13.3       $ 11.0
                                                                   --------------------------



(1) Amounts may not foot due to rounding.

(2) Increase in cash from $6.0 (Dec., 03) to $8.2 (Jun., 04) was $2.2 million: ($3.3) cash consumed in operations
    + ($0.1) fixed assets additions + $5.3 net cash provided by of PIPE financing + $0.3 exercise of stock options.


(3) Cash restricted is collateral for secured debentures and facility lease.

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